Exhibit 99


      Marine Products Corporation Announces Second Quarter Cash Dividend

    ATLANTA, July 28 /PRNewswire-FirstCall/ -- The Marine Products Corporation (Amex: MPX) Board of Directors declared a regular quarterly cash dividend of $0.04 per share payable September 10, 2004 to common shareholders of record at the close of business on August 10, 2004.
    Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com.

     For information contact:
     BEN M. PALMER                                     JIM LANDERS
     Chief Financial Officer                           Corporate Finance
     404.321.7910                                      404.321.2162
     irdept@marineproductscorp.com

SOURCE  Marine Products Corporation
    -0-                             07/28/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-7910, or irdept@marineproductscorp.com , or Jim Landers, Corporate Finance, +1-404-321-2162, both of Marine Products Corporation/
    /Web site:  http://www.marineproductscorp.com /
    (MPX)

CO:  Marine Products Corporation
ST:  Georgia
IN:  MAR
SU:  DIV